WARRANT PURCHASE AGREEMENT

     This WARRANT PURCHASE AGREEMENT ("Agreement"), dated as of August 12, 1996 by and among VANGUARD AIRLINES, INC., a Delaware corporation ("the "Company"), and the persons and entities named on the Schedule I attached hereto and their permitted successors and assigns (individually, a "Purchaser" and, collectively, the "Purchasers").

SECTION 1.     AMOUNT AND TERMS OF THE GUARANTEE; PURCHASE AND
               SALE OF WARRANTS

     1.1 THE GUARANTEE. Subject to the terms of this Agreement, the Purchasers shall guarantee and promise to pay to Bank IV, N.A. ("Lender") or its order, the indebtedness of the Company to the Lender in the amount of, and on the terms and conditions set forth in that certain Amendment to Guaranty Agreement, dated August 12, 1996, executed by each of the Purchasers (the "Guaranty"). A copy of the Guaranty is attached hereto as Exhibit A.

     1.2 ISSUANCE OF WARRANTS. In consideration of the Guaranty, the Company will issue to each of the Purchasers a warrant to purchase shares of the Common Stock in the form attached hereto as Exhibit B (individually, a "Warrant" and, collectively, the "Warrants"), which Warrants will be exercisable into the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule I at a purchase price to be determined by the average of the closing sales prices of the Company's Common Stock for the five trading days prior to the Closing Date (as hereinafter defined), as quoted on the Nasdaq SmallCap Market (the "Exercise Price"). The number of the shares of Common Stock (or other capital stock) issuable upon exercise of the Warrants (collectively, the "Warrant Shares") and Exercise Prices are subject to adjustment as provided in the Warrants.

     1.3 EXERCISE OF WARRANT. Each Purchaser may exercise his or its Warrant at any time or from time to time on any business day during the Exercise Period (as defined in the respective
Warrant) of such Warrant.

SECTION 2.     THE CLOSINGS

     2.1 CLOSING DATE. The closing (the "Closing") of the issuance of the Warrants shall be held on August 12, 1996 at 10:00 a.m. at the offices of the Company, or at such other time or place as the Company and Purchasers shall agree (the "Closing Date").

     2.2 DELIVERY. At the Closing, the Company shall deliver to each Purchaser a Warrant, and the Purchasers shall deliver to the Company the Guaranty executed by the Purchasers.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Purchaser as follows:

     3.1 ORGANIZATION, GOOD STANDING, QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as currently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

     3.2 AUTHORIZATION. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Warrants has been taken or will be taken prior to the Closing. This Agreement and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as rights to indemnity may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrants and the Amended and Restated Certificate of Incorporation of the Company (as the same may hereinafter be amended, the "Certificate of Incorporation"), will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

     3.3 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation, By-Laws or any statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the issuance of the shares of Common Stock pursuant to an exercise of the Warrants in accordance with the Certificate of Incorporation will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.

     3.4 GOVERNMENT CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any government authority, required on the part of the Company in accordance with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Warrants and the capital stock issuable upon exercise of the Warrants, or the consummation of any other transaction contemplated have been obtained, except for the filing of notices pursuant to Regulation D under the Securities Exchange Act of 1933, as amended (the "Securities Act"), and any filing required under applicable state securities laws which will be effective by the time required thereby.

     3.5 LITIGATION. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on business, financial condition or prospects of the Company or the ability of the Company to perform its obligations under this Agreement.

     3.6 OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereto, the offer, issue, and sale of the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualifications) under the registration, permit, or qualification requirements of all applicable state securities laws.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     4.1 REQUISITE POWER AND AUTHORITY. Each Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on each Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery of this Agreement, this Agreement will be a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

     4.2 PURCHASE FOR OWN ACCOUNT. Each Purchaser represents that it is acquiring the Warrants and the capital stock issuable upon exercise of the Warrants (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not currently have reason to anticipate a change in such intention.

     4.3 INFORMATION AND SOPHISTICATION. Each Purchaser acknowledges having received all the information such Purchaser has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Warrants. Each Purchaser represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrants and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. Each Purchaser further represents that such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of this investment.

     4.4 ABILITY TO BEAR ECONOMIC RISK. Each Purchaser acknowledges that investment in the Warrants involves a high degree of risk, and represents that such Purchaser is able, without material impairment of financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

     4.5 FURTHER LIMITATIONS ON DISPOSITION. Without any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until;

          (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration
Statement; or

          (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a stockholder or partner (or retired partner) or "affiliate" (as defined under the Securities Exchange Act of 1934) of such Purchaser, or transfers by gift, will or interstate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

     4.6 EXPERIENCE. Each Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

SECTION 5.     MISCELLANEOUS

     5.1 REGISTRATION RIGHTS. The Purchasers and the Company agree that all Securities issuable upon exercise of the Warrants shall be subject to the terms and conditions of that certain Amended and Restated Investor Rights Agreement, dated August 24, 1994 (as the same may hereinafter be amended, the "Investors' Rights Agreement"), by and among the Company and those certain parties identified therein.

     5.2 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements made and to be performed entirely within the State of Delaware.

     5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.6 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 30 NW Rome Circle, Terminal B, Kansas City International Airport, Mezzanine, Kansas City, MO 64153 or to a Purchaser at its address shown on Schedule I, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

     5.7 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the holders of more than fifty percent (50%) of the outstanding Warrants.

     IN WITNESS WHEREOF, the parties have executed this Agreement as to the date first written above.


                                   VANGUARD AIRLINES, INC.



                                   By:___________________________
                                        Name:   Brian S. Gillman
                                        Title:    Vice President
                                        and General Counsel


                                   PURCHASER


                                   ______________________________
                                   Name:
                                   Title:

                     VANGUARD AIRLINES, INC.



           ____________________________________________



                    WARRANT PURCHASE AGREEMENT


           ____________________________________________


                      As of August 12, 1996